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Ingersoll-Rand’s Board of Directors Approves
$2 Billion Share Repurchase Program

Hamilton, Bermuda, December 7, 2006—The board of directors of Ingersoll-Rand Company Limited (NYSE:IR) yesterday authorized the repurchase of up to $2 billion of the company’s Class A shares.

Based on market conditions, share repurchases will be made from time to time in the open market and in privately negotiated transactions at the discretion of management.

“We believe that repurchasing our shares represents a good investment to enhance shareholder value,” said Herbert L. Henkel, chairman, president and chief executive officer.  “The board’s action reflects our company’s solid fundamentals and sound balance sheet.”

Ingersoll Rand is a leading diversified industrial company providing products, services and integrated solutions to industries ranging from transportation and manufacturing to food retailing, construction, and agriculture. With a 135-year-old heritage of technological innovation, we help companies worldwide to be more productive, efficient and innovative. In every line of our business, Ingersoll Rand enables companies and their customers to create progress. For more information, visit www.ingersollrand.com.

This news release includes “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 with respect to our financial condition, results of operations and business. These statements are based on currently available information and are based on our current expectations and projections about future events. These statements are subject to risks and uncertainties that could cause actual results, performance or achievements to differ materially from anticipated results, performance or achievements.

These risks and uncertainties include, but are not limited to: fluctuations in the condition of, and the overall political landscape of, the economies in which we operate; our competitive environment; material changes in technology or technology substitution; our ability to attract, train and retain highly-qualified employees; unanticipated climatic changes; changes in governmental regulation; the costs and effects of legal and administrative proceedings; changes in tax laws, tax treaties or tax regulations or the interpretation or enforcement thereof; currency fluctuations; our ability to complete acquisitions on financially attractive terms and successfully integrate them with our other businesses; and the impact of new accounting standards. Undue reliance should not be placed on such forward-looking statements as they speak only as of the date made. Additional information regarding these and other risks and uncertainties is contained in our periodic filings with the SEC, including, but not limited to, its report on Form 10-Q for the quarterly period ended June 30, 2006.

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